UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 3, 2009 (January 28, 2009)

Braintech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24911	98-0168932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard Suite 350 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (703) 637-9752

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The information set forth under Item 5.02 below is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2009, Braintech, Inc. (the “Company”) appointed Jerry Osborn, age 47, as Executive Vice President of the Company, and President of Braintech Industrial, Inc., a subsidiary of the Company.  Prior to joining the Company, Mr. Osborn held various management positions in customer service, engineering, project management and manufacturing and was most recently Vice President and General Manager of the North American Robot Automation business unit of ABB Robotics Inc. from 2004 through December 2008.  Osborn has a B.S. in Industrial Technology from Colorado State University and has undertaken specialized graduate studies at Duke University, the University of Wisconsin-Milwaukee, the University of Michigan and the ABB Academy in Switzerland. He began his career in the ESAB Robotics Division in 1983. Osborn joined ABB in 1992 after it acquired ESAB Robotics.

In connection with the appointment, on January 28, 2009, the Company entered into an employment agreement with Mr. Osborn (the “Employment Agreement”).  The Employment Agreement provides for an annual salary of $175,000 (“Base Salary”).  The Employment Agreement also provides that Mr. Osborn is entitled to purchase up to 1,750,000 shares of the Company’s common stock at a purchase price of $0.01 per share and receive options to purchase 500,000 shares of common stock (the “Bonus Stock Options”) upon achievement of certain milestones.  Pursuant to the Employment Agreement, the Company has paid $17,500 to Mr. Osborn as a signing bonus, which Mr. Osborn will apply to purchase the 1,750,000 shares.  In addition, Mr. Osborn will be eligible to participate in the Company’s 2009 Bonus Incentive Plan with a target payout of up to 40% of his Base Salary for 2009, pro-rated based on his start date.  He will also be eligible to participate in BRAINTECH’s bonus incentive plans for subsequent years.

The Employment Agreement provides for the ability of the Company or Mr. Osborn to terminate Mr. Osborn’s employment with the Company for any reason.  If the Company terminates Mr. Osborn’s employment without Good Cause (as defined in the Employment Agreement) or Mr. Osborn terminates such employment with Good Reason (as defined in the Employment Agreement), or his employment is terminated because of permanent incapacity or death, (i) Mr. Osborn will be entitled to all unpaid compensation and benefits, stock and options earned (where the required milestones have been achieved as of the termination date) up to the termination date, (ii) all Bonus Stock Options granted as of the date of termination will immediately vest and may be exercised within 36 months, (iii) Mr. Osborn will receive a lump sum payment equal to two times the highest Base Salary during his employment with the Company, and (iv) all employee benefits and executive benefits under the Employment Agreement will continue for two years after the termination date.  If Mr. Osborn’s employment is terminated by the Company with Good Cause or by Mr. Osborn without Good Reason, Mr. Osborn will be entitled to the rights and payments in clause (i) of the preceding sentence, and he shall not be entitled to any further cash Bonus under paragraph 8 of the Employment Agreement.

The description of the terms of the Employment Agreement set forth herein is qualified in its entirety to the full text of the Employment Agreement, which is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

10.1      Employment Agreement, dated January 28, 2009, by and between Braintech, Inc. and Jerry Osborn

10.2      Braintech, Inc. 2009 Bonus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 3, 2009

BRAINTECH, INC.

		By:	/s/ Frederick W. Weidinger
Frederick W. Weidinger
Chief Executive Officer

3